TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on February 15, 2002

Registration No. 333-75520

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AMENDMENT NO. 2 to

FORM S-3

REGISTRATION STATEMENT

Under The Securities Act of 1933

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UQM Technologies, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0579156 (I.R.S. Employer Identification No.)

425 Corporate Circle
Golden, CO 80401
(303) 278-2002
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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Donald A. French, Treasurer
425 Corporate Circle
Golden, CO 80401
(303) 278-2002
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Nick Nimmo, Esq.
Holme Roberts & Owen LLP
1700 Lincoln, Suite 4100
Denver, Colorado 80203
(303) 861-7000

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Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X]

If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(2)
Amount of registration fee

Common Stock Warrants to purchase Common Stock	$10,000,000
$2,390

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(1) Certain information as to each class of securities to be registered is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended. We are registering for issuance and sale up to$10,000,000 of common stock and warrants, including common stock that may be issued upon exercise of warrants.
(2) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus subject to completion, dated February 14, 2002.

[UQM logo]

UQM TECHNOLOGIES, INC.

Common Stock

Warrants to Purchase Common Stock

___________

We may offer and sell the securities listed above with an aggregate offering price up to $10 million in connection with this prospectus. We will provide specific terms of these offerings and securities in supplements to this prospectus.

Our common stock is listed on the American Stock Exchange under the symbol "UQM." On February 14, 2002, the last reported sale price on the American Stock Exchange was $4.34 per share.

Investing in our common stock involves certain risks. See "Risk Factors" beginning on page i of this prospectus.

You should read this prospectus and any supplement to this prospectus carefully before you invest.

__________________

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

__________________

We may offer the securities in amounts, at prices and on terms determined at the time of the offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The address and telephone number of our principal executive offices are 425 Corporate Circle, Golden, Colorado 80401, (303) 278-2002.

[I-Bankers Securities logo]

__________________

Prospectus dated February 14, 2002.

The terms "we," "us," "our" and similar terms refer to UQM Technologies, Inc.

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TABLE OF CONTENTS

Risk Factors

About This Prospectus

Where You Can Find More Information

Cautionary Statement About Forward-Looking Statements

UQM Technologies, Inc.

Dilution

Use of Proceeds

Determination of Offering Price

Description of Capital Stock

Description of Warrants

Plan of Distribution

Legal Matters

Experts

Exhibits:

Exhibit A Form 10-Q/A for Quarter ended December 31, 2001

Item 1. Financial Information

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

Item 3. Quantitative and Qualitative Disclosure about Market Risks

Item 5. Other Information

Item 6. Exhibits and Reports on Form 8-k

Exhibit B Form 10-K/A for year ended March 31, 2001

Item 1. Business

Item 2. Properties

Item 3. Legal Proceedings

Item 4. Submission of Matters to a Vote of Security Holders

Item 5. Market Price of Common Stock

Item 6. Selected Financial Data

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Item 8. Financial Statements and Supplementary Data

Item 9. Change in and Disagreements on Accounting and Financial Disclosure.

Item 10 Directors and Executive Officers

Item 11 Executive Compensation

Item 12 Security Ownership of Certain Beneficial Owners and Management

Item 13 Certain Relationships and Related Transactions

Item 14. Exhibits, Financial Statement Schedules and Reports on Form 8-K.

RISK FACTORS

You should carefully consider the following factors and other information in this prospectus and the information incorporated by reference before investing in our securities.

We have incurred significant operating losses and may continue to do so.

We have incurred significant operating losses as shown in the following tables:
	Quarter ended December 31,		Nine Months ended December 31,
	2001	2000	2001	2000
Net loss	$579,750	$ 429,539	$ 3,856,310	$ 1,838,107
	Fiscal Year Ended March 31,
	2001	2000	1999
Net loss	$ 3,140,122	$ 6,471,807	$ 3,754,070

We have had accumulated deficits as follows:
March 31, 2001	$ 35,164,723
March 31, 2000	$ 32,024,601
December 31, 2001	$ 39,021,033

In the future we plan to make additional investments in product development and commercialization which is likely to cause us to remain unprofitable.

The current economic downturn has resulted in a reduction in our contract manufacturing service revenue and future reductions could further adversely affect our financial condition, results of operations and liquidity.

Our electronic products segment manufactures products to customers' design specifications as a contract manufacturer. We purchase inventory on behalf of customers for which the customer is financially obligated in the event his production order with us is cancelled or otherwise not fulfilled. Some of our customers have experienced downturns in their businesses as a result of deteriorating general economic conditions and other factors. In addition, our electronics manufacturing contracts generally do not include minimum purchase requirements and during economic downturns such as we have experienced in the current fiscal year, some of our customers have reduced and may continue to reduce their orders for our services and our electronics manufacturing revenue has declined and may continue to decline. Our loan agreements have terms limiting borrowings to certain percentages of eligible accounts receivable and inventory. If customers were not to honor financial obligations for the inventory we hold for them, or not pay the accounts receivable due from them, we would be required to repay a portion of the loan in order to be in compliance with our borrowing limitation provisions and operating performance of our loan agreement covenants. We cannot assure you that we would then be able to obtain waivers of such covenants or to obtain replacement financing on terms acceptable to us. In such a circumstance, we would have to curtail certain of our operations which could result in lower revenue levels and additional operating losses. To the extent our customers experience financial difficulties sufficient to impair their ability to honor their financial commitments, or reduce their orders, we could experience a material adverse change in our financial condition, results of operations and liquidity.

Most of our net sales come from three customers, one of which we are losing. Reductions in purchases by either of the remaining two significant customers could further negatively impact our financial condition, results of operations and liquidity.

A significant portion of our total revenue has historically been concentrated among three large customers, Tyco International, HandEra, Inc. and Invacare Corporation. We are in the process of completing shipments to HandEra, Inc. under an existing purchase order and expect to generate revenue of approximately $825,000 during the five months beginning January 1, 2002 and ending May 31, 2002, after which they will no longer be a customer. Revenue derived from HandEra, Inc. during the quarter and nine months ended December 31, 2001 declined substantially to $539,288 and $1,676,182, respectively, from the comparable prior year levels of $2,210,317 and $4,408,535, respectively. The loss of either of the two remaining significant customers or a significant reduction in revenue from these customers could cause us to experience a material adverse change in our financial condition, results of operations and liquidity.

The failure by our customers to adapt their products to rapidly changing competitive conditions could harm our business.

Most of our sales are to companies in the electronics industry, which is subject to rapid technological change and product obsolescence. If our customers are unable to create products that keep pace with the changing technological environment, our customers' products could become obsolete and the demand for our manufacturing services could decline significantly, causing a material adverse change in our financial condition, results of operations and liquidity.

Our operating losses and working capital requirements could consume our current cash balances.

We expect to have operating losses during fiscal 2002. Cash balances stood at $2,254,768 at December 31, 2001.  If our losses become larger, they could consume some or all of our current cash balances. During several fiscal years prior to fiscal 2002, we experienced substantial growth in our revenue which increased our working capital requirements. Should future growth resume at a similar rate or an accelerated rate, the working capital requirements to fund our operations and pursue acquisition opportunities may consume our existing cash balances.

Future rapid growth and expansion could strain our ability to manage our operations and financial resources.

During several fiscal years prior to fiscal 2002, we experienced substantial growth in our revenue which increased our operating complexity. We are actively considering possible future acquisitions at any given time. To manage future rapid growth we must:

    - expand, train and manage our employee base and attract and retain additional highly skilled personnel

    - expand and improve our computer systems and software tools to manage our manufacturing and engineering activities

    - continue to develop and market new products and services

    - integrate acquired operations with our existing operations

    - control expenses and working capital requirements related to the expansion of our business

We cannot assure you that we will be able to satisfy these requirements, or otherwise manage our growth effectively, and any failure to do so could have a material adverse effect on our financial condition, results of operations and liquidity.

Our government contracts can be cancelled with little or no notice and could restrict our ability to commercialize our technology.

Some of our technology has been developed under government funding by the United States. In some cases, government agencies in the United States can require us to obtain or produce components for our systems from sources located in the United States rather than foreign countries. Our contracts with government agencies are also subject to the risk of termination at the convenience of the contracting agency and in some cases grant "march-in" rights to the government. March-in rights are the right of the United States government or the applicable government agency, under limited circumstances, to exercise a non-exclusive, royalty-free, irrevocable worldwide license to any technology developed under contracts funded by the government to facilitate commercialization of technology developed with government funding if we fail to commercialize the developed technology. The implementation of restrictions on our sourcing of components or the exercise of march-in rights by the government or an agency of the government could restrict our ability to commercialize our technology.

We face intense competition and may be unable to compete successfully.

We face intense competition from domestic and international companies, many of which possess longer operating histories and significantly greater financial resources and marketing, distribution and manufacturing capability.

If we are unable to protect our patents and other proprietary technology, we will be unable to prevent third parties from using our technology, which would impair our competitiveness and ability to commercialize our products. In addition, the cost of enforcing our proprietary rights may be expensive and result in increased losses.

Our ability to compete effectively against other companies in our industry will depend, in part, on our ability to protect our proprietary technology. Although we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be successful in doing so. We have historically pursued patent protection in a limited number of foreign countries where we believe significant markets for our products exist or where potentially significant competitors have operations. It is possible that a substantial market could develop in a country where we have not received patent protection and under such circumstances our proprietary products would not be afforded legal protection in these markets. Further, our competitors may independently develop or patent technologies that are substantially equivalent or superior to ours. We cannot assure you that additional patents will be issued to us or, if they are issued, as to the scope of their protection. Patents granted may not provide meaningful protection from competitors. Even if a competitor's products were to infringe patents owned by us, it would be costly for us to pursue our rights in an enforcement action, it would divert funds and resources which otherwise could be used in our operations and we cannot assure you that we would be successful in enforcing our intellectual property rights. In addition, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country where we may operate or sell our products in the future.

If third parties assert technology infringement claims against us, the defense of the claims could involve significant legal costs and require our management to divert time and attention from our business operations. If we are unsuccessful in defending any claims of infringement, we may be forced to obtain licenses or to pay royalties to continue to use our technology. We may not be able to obtain any necessary licenses on commercially reasonable terms or at all. If we fail to obtain necessary licenses or other rights, or if these licenses are costly, our results of operations may suffer either from reductions in revenues through our inability to serve customers or from increases in costs to license third-party technologies.

Product liability insurance claims could cause an increase in our insurance rates or could exceed our insurance limits, which could impair our financial condition, results of operations and liquidity.

The sale of our products involves a risk of claims for product liability. We carry product liability insurance of $1 million covering all of our products. If we were to experience a large insured loss, it might exceed our coverage limits, or our insurance carriers could decline to further cover us or raise our insurance rates to unacceptable levels, any of which could impair our financial position and results of operations.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $10 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities to be sold. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by our company in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the following section.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

Our common stock is listed on the American Stock Exchange under the symbol "UQM." Our reports, proxy statements and other information may be read and copied at the American Stock Exchange at 86 Trinity Place, New York, NY 10006.

The SEC allows our company to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities or until we terminate this offering:

    - our Annual Report on Form 10-K/A for the year ended March 31, 2001;

    - our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2001;

    - our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2001;

    - our Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2001;

    - our Current Report on Form 8-K filed January 26, 2002;

    - the description of our common stock contained in our Form 8-A, file no. 1-10869.

You may request a copy of these filings at no cost, by writing our company at the following address or telephoning our company at the following number:

Donald A. French
425 Corporate Circle
Golden, Colorado 80401
(303) 278-2002

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this prospectus and the documents we incorporate by reference and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors with respect to, among other things, the development of markets for our products. Important risk factors that could cause actual results to differ from those contained in the forward-looking statements include our ability to be profitable, our ability to obtain additional financing, our reliance on major customers and suppliers, our ability to commercialize our products, our ability to manage growth and the possibility that product liability insurance may become unavailable to us.

UQM TECHNOLOGIES, INC.

We operate our business in three segments: 1) technology - which encompasses the further advancement and application of our proprietary motors, generator, power electronics and software; 2) mechanical products - which encompasses the manufacture of motors; and 3) electronic products - which encompasses the manufacture of electronic printed circuit assemblies, wire harnesses and complete electronic box builds.

For the nine months ended December 31, 2001, the revenue of our technology business ($2,698,734 or 16.0% of our total revenues) came from funded contract research and development services performed for strategic partners, customers and the U.S. government directed toward either the advancement of our proprietary technology portfolio or the application of proprietary technology to customer's products; the revenue of our mechanical products business ($3,100,715 or 18.4% of our total revenues) came from the manufacture and sale of electric motors incorporating our proprietary technology; and the revenue of our electronic products business ($11,097,801 or 65.6% of our total revenues) came from the contract manufacture of electronic products designed by others.

Our primary goal is to incorporate our advanced electric motor and generator technology into products aimed at high growth and emerging markets including power systems for clean electric, hybrid electric and fuel cell electric on-road and off-road vehicles, vehicle auxiliaries including 42 volt systems and environmentally friendly, distributed power generators.

We acquired our electronics contract manufacturing business and a contract manufacturer of gears and gear assemblies in 1998 to support our primary goal by providing manufacturing capability and capacity for the future commercialization of our proprietary products. Pending the further commercialization of our technology, our contract manufacturing operations provide our primary source of revenue.

Our common stock trades on the American, Chicago, Pacific, Frankfurt and Berlin stock exchanges under the symbol "UQM".

Our principal offices are located at 425 Corporate Circle, Golden, Colorado 80401 and our telephone number is (303) 278-2002.

DILUTION

The market price of our stock on February 14, 2002 quoted by the American Stock Exchange was $4.34. If we sell our common stock at or near its current market price, investors will experience dilution, measured by the difference between the purchase price of the securities sold and the adjusted net tangible book value per share after the offering. Net tangible book value per share of common stock on any given date is determined by dividing the net tangible book value (total tangible assets less total liabilities), by the number of shares of common stock outstanding. At December 31, 2001, our net tangible book value was $6,813,244, or $0.39 per share of common stock outstanding. If we had sold 2,304,147 shares of common stock at $4.34 per share on that date (less estimated expenses of the offering), our adjusted net tangible book value at December 31, 2001 would have been $16,089,854 or $0.81 per share, representing an immediate increase in net tangible book value of $0.42 per share to existing stockholders and an immediate dilution of $3.53 per share to purchasers of common stock in this offering.

The following table illustrates this example on a per share basis:
Assumed common stock purchase price	$4.34
Net tangible book value before the offering	$0.39
Increase attributable to new investors	$0.42
Adjusted net tangible book value after the offering	$0.81
Dilution to purchasers	$3.53

The example excludes 2,721,803 shares which were subject to outstanding options and warrants as of December 31, 2001, at exercise prices ranging from $2.25 to $8.75 per share. To the extent these securities are exercised there may be further dilution to new investors.

USE OF PROCEEDS

Except as may otherwise be described in the prospectus supplement relating to an offering of securities, we will use the net proceeds from the sale of the securities offered under this prospectus and the prospectus supplement for possible repurchases or pay-down of our outstanding securities or debt and for general corporate purposes, including working capital, funding future growth, acquisitions and other business opportunities. Pending application of the proceeds, we may invest the proceeds in short-term, interest-bearing investments. We will determine any specific allocation of the net proceeds of an offering of securities to a specific purpose at the time of the offering and will describe the allocation in the related prospectus supplement.

DETERMINATION OF OFFERING PRICE

We will include in a prospectus supplement information about how we determined the offering price of securities issued by us under this prospectus.

DESCRIPTION OF CAPITAL STOCK

Pursuant to our restated articles of incorporation, our authorized capital stock consists of 50,000,000 shares of common stock. As of January 28, 2002, we had 17,678,848 shares of common stock outstanding.

Our outstanding shares of common stock are listed on the American Stock Exchange under the symbol "UQM". Any additional common stock we issue will also be listed on the AMEX.

All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

Our common shareholders are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our common shareholders. Our common shareholders do not have preemptive or cumulative voting rights.

Our common shareholders are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We do not intend to pay cash dividends on our common stock in the foreseeable future. Upon our liquidation, dissolution or winding up, our common shareholders are entitled to receive ratably our net assets available after payment of all of our debts and other liabilities. Our common shareholders do not have any preemptive, subscription, redemption or conversion rights.

We will notify common shareholders of any shareholders' meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Computershare Investor Services.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement, all as set forth in the prospectus supplement relating to the particular issue of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered thereby for the terms of and information relating to such warrants, including, where applicable:

- the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

- the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

- the amount of warrants outstanding as of the most recent practicable date; and

- any other terms of such warrants.

Warrants will be issued in registered form only.  The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase common stock, holders of such warrants will not have any of the rights of holders of common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We have selected IBS Holding Corporation (d/b/a I-Bankers Securities) to act as our agent and solicit offers to sell securities in this offering. The securities sold in this offering will be sold by us through the agent, through dealers identified by the agent or directly to purchasers identified to us by the agent.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

The commissions and other compensation payable by us to the agent will be set forth in the prospectus supplement. The agent will be acting on a customary reasonable best efforts basis for the period of its appointment. The agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

We will execute an agency agreement with the agent at the time an agreement for the sale of securities in this offering is reached. At that time, the amounts placed and the term of the transaction, including commissions, discounts and any other compensation of the agent and any dealers, and other terms of this offering will be set forth in the prospectus supplement which will be used by the agent to place the securities. The agent may acquire securities for its own account and may resell them from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the agent at the time of sale.

We may grant to the agent options to purchase additional securities to cover any over-allotments at the initial public offering price, with additional commissions or discounts, as may be set forth in the prospectus supplement.

The agent and dealers will be entitled under the agency agreement that we will execute with the agent to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution for payments that the agent and dealers may be required to make.

The warrants that may be issued in connection with this offering are a new issue of securities, and there is currently no established trading market for the warrants. We do not intend to apply for the warrants to be listed on any securities exchange or to arrange for the warrants to be quoted on any quotation system. Accordingly, we cannot assure you that a liquid trading market will develop for the warrants, that you will be able to sell your warrants at a particular time or that the prices that you receive when you sell will be favorable.

In connection with this offering, the agent may engage in overallotment, stabilizing and syndicate-covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which creates a short position for the agent. Stabilizing transactions involve bids to purchase the common stock in the open market for the purpose of pegging, fixing or maintaining the price of the common stock. Syndicate-covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate-covering transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. If the agent engages in stabilizing or syndicate-covering transactions, it may discontinue them at any time.

The agent and any dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered will be passed on for us by Holme Roberts & Owen LLP, Denver, Colorado. Certain matters will be passed on for the underwriters by Jenkens & Gilchrist, P.C.

EXPERTS

Our consolidated financial statements as of March 31, 2001 and 2000, and for each of the years in the three year period ended March 31, 2001, which appear in our Annual Report on Form 10-K for the year ended March 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP and Horwath and Company (Taiwan), independent certified public accountants, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

The financial statements of Taiwan UQM Electric Co. Ltd. as of December 31, 1998 and 1997 and for each of the years in the two-year period ended December 31, 1998, which appear in our Annual Report on Form 10-K for the year ended March 31, 2001, have been incorporated by reference herein in reliance upon the report of Horwath and Company (Taiwan), independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

[UQM logo]

UQM TECHNOLOGIES, INC.

Common Stock

Warrants to Purchase Common Stock

[I-Bankers Securities logo]

Prospectus dated February 14, 2002.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Capitalized terms used but not defined in Part II have the meanings ascribed to them in the prospectus contained in this Registration Statement.

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby, all of which expenses, except for the Commission registration fee, are estimated:
Securities and Exchange Commission registration fee	$2,390
Legal fees and expenses	15,000
Accounting fees	5,000
Printing and engraving expenses	500
Miscellaneous	500
Total	23,390 =====

Item 15. Indemnification of Directors and Officers

Article VI of the Bylaws of the Company provides for the indemnification by the Company of each director, officer, employee or agent of the Company and its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of his position with the Company or any of its subsidiaries, provided that the indemnified party acted in good faith and in a manner he believed to be in the Company's best interest. In addition, Article XI of the Company's Articles of Incorporation provides that to the fullest extent permitted by the Colorado Corporation Code, as the same exists or hereafter shall be amended, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director.

Section 7-109-102 of the Colorado Business Corporation Act permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself in good faith, (b) reasonably believed that (i) in the case of conduct in his official capacity, his conduct was in the corporation's best interest, or (ii) in all other cases, his conduct was not opposed to the corporation's best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The section further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

The statute limits the indemnification that a corporation may provide to its directors in two key respects. A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. The statute permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the articles of incorporation, the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits
1.1+	Form of Underwriting Agreement
4.1*	Form of Warrant Agreement
5.1	Opinion of Holme Roberts & Owen LLP
23.1*	Consent of KPMG LLP
23.2*	Consent of Horwath & Company
24.1	Power of Attorney. Contained on the signature page of the initial filing of this Registration Statement on December 20, 2001

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+	To be filed by a post-effective amendment to the Registration Statement or incorporated by reference in the event of the offering of the specified securities.
*	Filed with Amendment No. 1 to this Registration Statement on February 4, 2002

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post- effective amendment by those clauses is contained in periodic reports filed with the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, Colorado on the 15th day of February, 2002.

UQM TECHNOLOGIES, INC.

By /s/ Donald A. French
Donald A. French
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signatures	Title	Date
/s/* William G. Rankin	Chairman of the Board of Directors and President	February 15, 2001
/s/Donald A. French Donald A. French	Treasurer (Principal financial and accounting officer)	February 15, 2001
/s/* Ernest H. Drew	Director	February 15, 2001
/s/* Stephen J. Roy	Director	February 15, 2001
/s/* J. B. Richey	Director	February 15, 2001
*	By Donald A. French, Attorney in Fact